EXHIBIT 99.1

                                                                        Contact:
                                                                   Paul V. Maier
                                                           Senior Vice President
                                                     and Chief Financial Officer
                                                                    858-550-7573

                                                                    Abe Wischnia
                                           Senior Director of Investor Relations
                                                    and Corporate Communications
                                                                    858-550-7850

       NASDAQ PANEL DENIES LIGAND REQUEST FOR ADDITIONAL FILING EXTENSION
                BUT GRANTS 60-DAY PERIOD FOR EXPEDITED RELISTING;
             STOCK TO BE DELISTED FROM NASDAQ, TRADED ON PINK SHEETS

     SAN DIEGO, Calif.--September 2, 2005--Ligand Pharmaceuticals Incorporated (NASDAQ:LGNDE) announced today that the NASDAQ Listing Qualifications Panel has denied the company's request to extend the deadline for the company to come into full compliance with the NASDAQ requirements for continued listing related to filing of SEC reports and has determined to delist the company's securities effective with the open of business on September 7, 2005.

     The panel did grant the company's request to relist under the NASDAQ National Market maintenance standards for bid price (i.e. on an expedited basis under the $1.00 per share continued listing criterion rather than the $5.00 per share initial listing criterion) once the company regains compliance with the filing requirement and demonstrates its compliance with all other initial listing standards for Nasdaq National Market. In addition, the company must reapply for listing within 60 days of the panel's September 2, 2005 decision.

     The company and the Audit Committee of the Board of Directors remain committed to regaining compliance with all filing requirements and obtaining relisting of its common stock within the 60-day period for relisting under maintenance standards, and continue to work diligently toward completing and filing its delinquent reports.

     Ligand expects that quotations for its common stock will appear in the Pink Sheets(R) (formerly the National Daily Quotations Bureau), where subscribing

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dealers can submit bid and ask prices on a daily basis beginning September 7.
The Company expects its trading symbol to revert to LGND effective with the move to the Pink Sheets. The Panel had previously granted Ligand's request for an additional extension of the deadline to continue the listing of the company's securities on the NASDAQ National Market provided that the company filed its Form 10-K for the fiscal year ended December 31, 2004 on or before August 31, 2005 and filed its first quarter and second quarter Form 10-Q by September 9, 2005. However, as reported by the company on Sept. 1, 2005, the company notified the Panel that it would be unable to meet the August 31 deadline and requested an additional extension. On May 20, 2005, the company announced that it will restate its consolidated financial statements as of and for the years ended December 31, 2002 and 2003 and for the quarters of 2003 and the first three quarters of 2004. The filing of the company's Form 10-K annual report for the year ended December 31, 2004 and the company's Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005 have been delayed pending the completion of the restatement of the annual periods.

ABOUT LIGAND
        Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to http://www.ligand.com.

ABOUT PINK SHEETS LLC:
     Pink Sheets provides broker-dealers, issuers andinvestors with electronic and print products and information services designed to improve the transparency of the over-the-counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets' centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com
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CAUTION REGARDING FORWARD-LOOKING STATEMENTS
     This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect Ligand's judgment and involve risks and uncertainties as of the date of this release. These statements include those related to compliance with the NASDAQ Listing Qualifications Panel requirements, the completion of the restatement and audit of the consolidated financial statements, the filing of delinquent reports on Form 10-K and on Form 10-Q and the potential relisting of the company's securities. Actual events or results may differ materially from Ligand's expectations. There can be no assurance of when the Company's subsequent processes such as restatement of annual or quarterly financial results, audit of annual and review of quarterly financial statements, filing of Forms 10-K and 10-Q or compliance with NASDAQ Listing Qualifications Panel requirements will be completed, that the circumstance of the restatement will not result in a finding of a material weakness in the company's internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness, will not be identified during the preparation and audit of the consolidated financial statements, that adjustments for other periods will not be required nor that the company will achieve relisting by the NASDAQ Stock Market and if so, when relisting will occur. In addition, our financial results and stock price may suffer as a result of the previously announced restatement and any subsequent action by NASDAQ. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via Ligand's web site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
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